Exhibit 10.1

UST INC.
AMENDED AND RESTATED STOCK INCENTIVE PLAN
NOTICE OF GRANT OF RESTRICTED STOCK

     This Notice is to certify that the Participant named below has been granted the number of shares of Restricted Stock set forth below under the UST Inc. Amended and restated Stock Incentive Plan (the “Plan”) and the terms and conditions set forth in this Notice and attached Restricted Stock Agreement (the “Agreement”). This Notice is subject to and incorporates by reference the terms and conditions of the Agreement. Please refer to the Agreement and the Plan document for an explanation of the terms and conditions of this grant and a full description of your rights and obligations. You must sign the Agreement in order for this grant to be effective. Please sign and date the Agreement and return it promptly in the enclosed envelope. Regardless of whether we receive your signed Agreement, your acceptance of any share certificate pursuant to the Agreement shall be deemed to constitute your acceptance of the terms and conditions of this Notice, the Agreement and the Plan.

Name of Participant:	[ ]

Number of Shares of Restricted Stock that will vest if EPS targets
for 2005 and 2006 are achieved (“Target Award”):	[ ]

Grant Date:	October 27, 2004

Vesting Conditions:	The number of shares that will vest on October 27, 2007 (vesting date) will depend on the attainment of pre-established EPS targets for each of 2005 and 2006. The percentages of the Target Award that will vest on October 27, 2007 will be determined at the beginning of 2006 and 2007, respectively, based on achievement of pre-established 2005 and 2006 EPS targets according to the following schedule:

% of Target EPS	% Earned
84 and below	0
85	40
92.5	45
100	50
107.5	55
115 and above	60

Results shall be interpolated based on the above vesting schedule. The actual percentage of the Target Award that will vest on October 27, 2007, shall be the sum of the percentage determined at the beginning of each of 2006 and 2007, respectively. To the extent that the number of shares earned in accordance with the above vesting schedule exceed the Target Award as of the vesting date, an award of the number of unrestricted shares of Common Stock equal to such excess shall be made to you on the vesting date.

Additional Terms:	See the Restricted Stock Agreement.

UST INC.
AMENDED AND RESTATED STOCK INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT

          RESTRICTED STOCK AGREEMENT, made as of the date set forth on the Notice of Grant of Restricted Stock, by and between UST Inc., a Delaware corporation (the “Company”), pursuant to the Amended and Restated Stock Incentive Plan (the “Plan”) and the employee of the Company or a Subsidiary named on the Notice of Grant of Restricted Stock (the “Employee”);

          WHEREAS, the Company desires, by affording the Employee the opportunity to acquire or enlarge the Employee’s ownership of shares of the Company’s common stock, $.50 par value (“Common Stock”), and providing the Employee with a direct proprietary interest in the Company’s success, to carry out the purpose of the Plan; and

          WHEREAS, the Committee administering the Plan has granted (as of the effective date of grant specified in the Notice of Grant of Restricted Stock) to the Employee the shares of Restricted Stock as set forth in the Notice of Grant of Restricted Stock.

          NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed and do hereby agree as follows:

          1. Grant of Award. Pursuant to Section 7 of the Plan, the Company grants to the Employee, subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein and in the Notice of Grant of Restricted Stock, the number of shares of Restricted Stock as shown on the Notice of Grant of Restricted Stock. The Participant’s grant and record of Restricted Stock share ownership shall be kept on the books of the Company until the restrictions on transfer have lapsed. At the Employee’s request, vested shares may be evidenced by stock certificates.

          2. Vesting. The shares of Restricted Stock granted to the Employee shall vest in accordance with the performance criteria and vesting schedule set forth in the Notice of Grant of Restricted Stock. Such vesting schedule indicates the performance criteria used to determine the number of shares which shall vest and the date upon which the Employee shall be entitled to receive shares of freely transferable Common Stock equal to the number of vested shares of Restricted Stock as determined pursuant to the Notice of Grant of Restricted Stock, provided that, as of the vesting date, the Employee has not incurred a termination of service with the Company and all Subsidiaries (collectively, the Company and its Subsidiaries shall be referred to herein as the “Company”). There shall be no proportionate or partial vesting in the periods between the vesting date(s), if any, specified in the Notice of Grant of Restricted Stock and all vesting shall occur only on such vesting date(s), except as set forth in Sections 7 and 8 below.

          Other than as set forth in Sections 7 and 8 below and as provided in the Plan, no vesting shall occur after the termination of a Employee’s employment or service with the Company for any reason.

          3. Rights as a Stockholder. The Employee shall have all of the rights of a stockholder with respect to the number of shares of Restricted Stock designated as the Target Award in the Notice of Grant of Restricted Stock, including the right to vote on all matters with respect to which the stockholders of the Company have the right to vote and the right to receive dividends thereon.

          4. Restrictions on Transfer. Shares of Restricted Stock may not be transferred or otherwise disposed of by the Employee, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, except as permitted by the Committee, or by will or the laws of descent and distribution.

          5. Approvals. The delivery of any shares of Common Stock hereunder is subject to approval of any government agency which may, in the opinion of counsel, be required in connection with the authorization, issuance or sale of Common Stock. No Common Stock shall be issued upon the lapse of restrictions relating to the shares of Restricted Stock prior to compliance with such requirements and with the Company’s listing agreement with the New York Stock Exchange (or other national exchange upon which the Company’s shares may then be listed).

          6. Invalid Transfers. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the shares of Restricted Stock by any holder thereof in violation of the provisions of this Restricted Stock Agreement shall be valid, and the Company will not transfer any of said shares of Restricted Stock on its books nor will any of said shares of Restricted Stock be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

          7. Change in Control. Subject to the provisions of the next sentence of this Section 7, upon the occurrence of a Change in Control, the shares of Restricted Stock shall no longer be subject to the performance criteria described in the Notice of Grant of Restricted Stock for years with respect to which performance has not yet been determined, and the number of shares of Restricted Stock corresponding to such performance period shall be deemed to have been earned at target as of the vesting date set forth in the Notice of Grant of Restricted Stock, provided, however, that if the Employee’s employment is terminated by the Company without Cause or by the Employee for “Good Reason” (as such term is defined in the employment agreement or severance agreement entered into between the Company and the Employee) following the Change in Control, the restrictions that apply to any shares of Restricted Stock which have not yet vested, or with respect to which the restrictions have not lapsed, shall immediately lapse as of the date of such termination. Notwithstanding the foregoing, upon a Change in Control in which the Company is not the surviving corporation (or survives only as a subsidiary of another corporation) or other Change in Control described in clause (iii) of the definition of a “Change in Control” set forth in the Plan, the shares of Restricted Stock shall be immediately vested in full, regardless of whether the performance criteria set forth in the Notice of Grant of Restricted Stock have been attained, and shall be treated in accordance with the provisions of Section 9(b)(ii) of the Plan. For all purposes of this Section 7, the number of shares of Restricted Stock that shall either remain outstanding until the vesting date set forth in the Notice of Grant of Restricted Stock or immediately vest in accordance with this Section 7 shall equal the sum of (a) the number of shares corresponding to any performance period with respect to which performance has been determined prior to the date of the Change in Control, calculated based on actual performance and (b) the number of shares corresponding to any performance period with respect to which performance has not yet been determined as of the date of the Change in Control, calculated based on deemed performance at target.

          8. Effect of Termination of Employment.

(a)	If the employment of the Employee is terminated by reason of his/her death or Disability, or for any other reason if the Committee so determines, the number of shares equal to the sum of (i) and (ii) below shall become fully vested as of the date of such termination of employment, where (i) equals the number of shares of Restricted Stock corresponding to any performance period with respect to which performance has been determined prior to the date of termination, calculated based on actual performance and (ii) equals the number of shares of Restricted Stock corresponding to any performance period with respect to which performance has not yet been determined as of the date of termination, calculated based on deemed performance at target.

(b)	If the employment of the Employee is terminated due to his Retirement, the Employee shall become vested as of the vesting date specified in the Notice of Grant of Restricted Stock with respect to a number of shares of Restricted Stock determined in accordance with the performance criteria specified in such Notice; provided, however, that if the date of the Employee’s Retirement occurs on or before the first anniversary of the Grant Date specified in the Notice of Grant of Restricted Stock, then the Employee shall become vested solely with respect to a pro rata portion of the shares of Restricted Stock earned based upon the performance criteria specified in the Notice of Grant of Restricted Stock as set forth below. For purposes of the foregoing, the pro rata portion of the shares of Restricted Stock that may become vested as of the vesting date shall be the number of shares earned pursuant to the Notice of Grant of Restricted Stock multiplied by a fraction, the numerator of which is the number of full months that have elapsed from the Grant Date specified in the Notice of Grant of Restricted Stock until the date of Retirement, and the denominator of which is the number of full months in the applicable vesting period.

(c)	Subject to the provisions of Section 7, if the employment of the Employee is terminated for any reason other than by reason of his death, Disability or

Retirement and the Employee is not eligible for Retirement, and if the Committee does not determine otherwise, the number of shares of Restricted Stock that have not theretofore become vested shall be forfeited.

(d)	For purposes of this Agreement, the term “Disability” shall mean a “disability,” as defined in the Company’s Long-Term Disability Plan or, if such plan is not applicable to the Employee, as defined by the State or federal disability program which applies to the Employee and (ii) the term “Retirement” shall mean the retirement of the Employee from the Company, as defined in any employee retirement plan of the Company in which the Employee participates.

          9. Finding of Cause. If (a) the employment of the Employee is terminated for Cause or (b) after the Employee’s termination of employment with the Company other than for Cause, the Company discovers the occurrence of an act or failure to act by the Employee, while in the employ of the Company, that would have enabled the Company to terminate the Employee’s employment for Cause had the Company known of such act or failure to act at the time of its occurrence, or (c) subsequent to his termination of employment, the Employee commits a Competitive Act and, in each case, if the act constituting Cause is a Competitive Act or Willful Misconduct, such act is discovered by the Company within three (3) years of its occurrence, then, unless otherwise determined by the Committee,

(i)	any shares of Restricted Stock granted pursuant to the Notice of Grant of Restricted Stock which have not yet become vested shall thereupon be forfeited and shall be returned to the Company; and

(ii)	if the act constituting Cause is a Competitive Act or Willful Misconduct, the Employee (or, in the event of the Employee’s death following the commission of such act, his beneficiaries or estate) shall (A) return to the Company all shares of Restricted Stock that became vested during the 180 day period prior to and including the date of the termination of the Employee’s employment (the “Acquired Shares”) and (B) to the extent such Acquired Shares granted pursuant to the Notice of Grant of Restricted Stock have previously been sold or otherwise disposed of by the Employee, other than by reason of death (or if applicable, by his beneficiaries or estate), repay to the Company the Fair Market Value of such shares on the date of such sale or other disposition.

(iii)	for purpose of clause (ii)(B) above, (A) the amount of repayment described therein shall not be affected by whether the Employee (or, if applicable, his/her beneficiaries or estate) actually received such Fair Market Value with respect to such sale or other disposition, and (B) repayment may, without limitation, be affected, at the discretion of the Company, by means of offset against any amount owed by the Company to the Employee (or, if applicable, his/her beneficiaries or estate).

          10. Taxes. The Employee shall pay to the Company promptly upon request, at the time the Employee recognizes taxable income in respect to the shares of Restricted Stock, an amount equal to the federal, state and/or local taxes the Company determines it is required to withhold under applicable tax laws with respect to the shares of Restricted Stock. In lieu of collecting payment from the Employee, the Company may, in its discretion, distribute vested shares of Common Stock net of the number of whole shares of Common Stock the fair market value of which is equal to the minimum amount of federal, state and local taxes required to be withheld under applicable tax laws. The Employee shall be precluded from making any election pursuant to Section 83(b) of the Internal Revenue Code. The Employee understands that he/she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Restricted Stock Agreement.

          11. Compliance with Law and Regulations; Legend. The award and any obligation of the Company hereunder shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company may require, as a condition of the issuance and delivery of certificates evidencing Restricted Stock pursuant to the terms hereof, that the certificates bear such legends as set forth immediately below, in addition to any other legends required under federal and state securities laws or as otherwise determined by the Committee.

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the UST Inc. Amended and Restated Stock Incentive Plan and an Agreement entered into between the registered owner of such shares and the Company. A copy of the Plan and Agreement is on file in the office of the Secretary of the Company, 100 Putnam Avenue, Greenwich, Connecticut 06830.

Such legend shall not be removed until such shares vest pursuant to the terms hereof.

          12. Incorporation of Plan. This Agreement is made under the provisions of the Plan (which is incorporated herein by reference) and shall be interpreted in a manner consistent with it. To the extent that this Agreement is silent with respect to, or in any way inconsistent with, the terms of the Plan, the provisions of the Plan shall govern and this Restricted Stock Agreement shall be deemed to be modified accordingly. Unless otherwise defined herein or otherwise required by the context, all terms used herein shall have the meaning ascribed to them in the Plan.

          13. Notices. Any notices required or permitted hereunder shall be addressed to the Company, at 100 West Putnam Avenue, Greenwich, Connecticut 06830, or to the Employee at the address then on record with the Company, as the case may be, and deposited, postage prepaid, in the United States mail. Either party may, by notice to the other given in the manner aforesaid, change his/her or its address for future notices.

          14. Successor. This Agreement shall bind and inure to the benefit of the Company, its successors and assigns, and the Employee and his or her personal representatives and beneficiaries.

          15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Employee and his/her legal representative in respect of any questions arising under the Plan or this Agreement.

          16. Amendment. This Agreement may be amended or modified by the Company at any time; provided that notice is provided to the Employee in accordance with Section 13; and provided further that no amendment or modification that is adverse to the rights of the Employee as provided by this Agreement shall be effective unless set forth in a writing signed by the parties hereto.

          17. Binding Agreement. This Agreement shall be binding upon the Employee and his or her personal representatives and beneficiaries without any need for additional action by the Employee, and any attempt by the Employee and his or her personal representatives and beneficiaries to exercise any rights under this Agreement shall be conclusive evidence of such person’s acceptance thereof.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunder duly authorized and the Employee has hereunto set his hand, all as of the day and year set forth above.

UST INC.

Name:
Title:

Employee
Date:

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